Exhibit 10.3


                             MODIFICATION AGREEMENT

             THIS AGREEMENT, made and entered into this _____ day of ____________________________, 1996, by and between Northland Cranberries,
   Inc. (Company) and _________________________ (Optionee);

                                 R E C I T A L S

             A.   On _______________________, 1996
   ______________________________ was granted a stock option under the Company's 1987 Stock Option Plan to purchase _________________________ shares of the Company's Class A Common Stock at an exercise price of $ ___________ per share, together with a tax offset bonus calculated for the number of shares subject to said option granted (the "Option"), and otherwise under the terms and conditions set forth in that certain Stock Option Agreement (the "Option Agreement"). A copy of the Option Agreement is attached hereto and incorporated herein by reference marked as Exhibit A.

             B. The Company desired to terminate the tax offset bonus effective as of the beginning of its current fiscal year and to establish its obligation for such bonus at a fixed and determinable amount. Optionee was willing to agree to cap the maximum amount of the tax offset bonus at the amount payable upon an exercise of the option in consideration of the amount of such tax offset bonus begin fixed at such amount, and other good and valuable consideration.

             C. The closing price for the Class A Common Stock on ____________________, ___________________, 1995, was $ __________ per
   share and the Company and Optionee have agreed to use that price to fix the amount of the tax offset bonus payable to Optionee upon exercise of the options granted pursuant to the Agreement.

             The parties have agreed to modify that Option Agreement in the following manner.

             NOW, THEREFORE, in consideration of the above and other valuable consideration and of the covenants and agreements herein set forth, receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

             1. Amendment of the first paragraph of Section 8. The first paragraph of Section 8 of the Option Agreement shall be amended in its entirety to read as follows:

                  8.  Upon exercise of an option with respect
                  to which a tax offset bonus has been
                  granted, the Optionee shall be entitled to receive from the Company an amount in cash determined by multiplying the Bonus Factor (as hereinafter defined) by the excess of
                  (i) an amount determined by multiplying $
                  _______ times the number of shares of Common
                  Stock for which the Option is exercised over
                  (ii) the option price for such shares.

             2. Amendment of Section 9. Section 9 of the Option Agreement shall be amended in its entirety to read as follows:

                  9. The tax offset bonus shall be payable to the Optionee within 15 days following exercise of an Option with respect to which such bonus relates.

             3. Definitions. Any and all initially capitalized terms used herein shall have the meanings ascribed to them in the Option Agreement unless specifically defined herein.

             4. No Other Amendment. All other terms and conditions of the Option Agreement shall remain with full force and effect except as modified herein.

             5. Binding Effect. This Modification Agreement shall be binding on the heirs, personal representatives and successors of the parties hereto.


   OPTIONEE                      NORTHLAND CRANBERRIES, INC.


   _______________________       ___________________________________
                                 Title: ____________________________

                           NORTHLAND CRANBERRIES, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT

             THIS AGREEMENT, made and entered into as of this lst day of January, 1989 (the "Grant Date"), by and between NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the "Company"), and John Pazurek (the "Optionee").

                              W I T N E S S E T H:

             WHEREAS, the Company has adopted the Northland Cranberries, Inc. 1987 Stock Option Plan, as amended, (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement, and

             WHEREAS, the purpose of the Plan is to permit options to purchase shares of the Company's Class A Common Stock, $.01 par value ("Common Stock"), to be granted to certain key employees of the Company, and

             WHEREAS, the Optionee is now employed by the Company in a key capacity, and the Company desires him to remain in such employ, and to secure or increase his stock ownership in the Company in order to increase his incentive and personal interest in the welfare of the Company:

             NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

             1. Subject to the terms and conditions set forth herein, the Company grants to the Optionee the option to purchase from the company all or any part of the aggregate amount of ___________________ shares of Common Stock of the Company (hereinafter referred to as the "Optioned Shares"; the option to purchase the Optioned Shares is referred to as the "Option").

             2. The price to be paid for the Optioned Shares shall be $ ________ per share, which has been determined by the Board of Directors of the Company (the "Board") to be not less than 100% of the fair market value of a share of Common Stock on the Grant Date.

             3. The Option may be exercised by the Optionee while in the employ of the Company, in whole, or in part from time to time, during the period beginning on the Grant Date and ending January 1, 1999, but only in accordance with the following schedule:


           Elapsed Number of            Cumulative Percentage of
              Years After               Shares Subject to Option
              Grant Date                 Which May be Purchased


              Less Than One Year                   0%
              One Year                            20%
              Two Years                           40%
              Three Years                         60%
              Four Years                          80%
              Five Years                          100%

             4. The Option may be exercised only by written notice to the Company by the Optionee of the Optionee's intent to exercise the Option, delivered to the Secretary of the Company at its office at Wisconsin Rapids, Wisconsin, specifying the number of Optioned Shares in respect to which the Option is being exercised, accompanied by payment for such shares: (a) in cash or its equivalent; (b) by delivering previously acquired shares of Common Stock valued at their fair market value at the time of exercise as determined by the Board consistent with the method of valuation set forth in Section 5 of the Plan; or (c) by any combination of
   (a) and (b). For purposes of (b) and (c) above, the term "previously acquired shares of Common Stock" shall only include Common Stock owned by the Optionee prior to the exercise of the Option and shall not include shares of Common Stock which are being acquired pursuant to the exercise of said Option. Upon payment of the purchase price, the Optioned Shares acquired pursuant to the exercise of the Option shall be fully paid and nonassessable by the Company, except as provided in Section 180.40(6) of the Wisconsin Statutes.

             5. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distributions, and may be exercised during the life of the Optionee only by the Optionee.

             6. (a) In the event that the Optionee's employment with the Company is terminated for any reason, other than termination of the Optionee's employment by the Company "for cause", the Option, to the extent not theretofore exercised but then permitted under the percentage limitations of Paragraph 3 hereof, may be exercised by the Optionee or by his legal representative at any time within thirty (30) days after the date such termination of employment, but in no event later than ten years after the Grant Date.

             (b) In the event the Optionee's employment is terminated by the Company "for cause", the Option, to the extent not theretofore exercised, shall terminate immediately and shall not be exercisable following such termination of employment.

             For purposes of this Paragraph 6, termination by the Company "for cause" shall mean any termination of the Optionee by reason of any action or omission on the part of the Optionee which is contrary to the interests of the Company or not in the interests of the Company.

             7. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Optionee a tax offset bonus with respect to 2,000 of the Optioned Shares.

             8. Upon exercise of an Option with respect to which a tax offset bonus has been granted, the Optionee shall be entitled to receive from the Company an amount in cash determined by multiplying the excess of the fair market value of the shares of Common Stock for which the Option is exercised over the option price of such shares by the Bonus Factor, as hereinafter defined. The fair market value of such shares of Common Stock shall be determined in the same manner as the fair market value of Common Stock on the date of grant of an option is determined pursuant to Section 5 of the Plan and shall be determined as of the date of exercise; provided, however, that if the Optionee is an officer, director or more than 10% shareholder of the Company, such fair market value shall be determined as of the date which is six months after the date of such exercise. The day on which the Optionee exercises the Option pursuant to Paragraph 4 shall be considered the date on which such Option was exercised.

             The "Bonus Factor" shall be the fraction calculated by dividing the Applicable Tax Rate, as hereinafter described, by an amount equal to one minus the Applicable Tax Rate. The Board shall determine the Applicable Tax Rate to be used in determining the amount, if any, of tax offset bonuses payable to the Optionee, taking into account such factors as it may deem necessary, including without limitation, the maximum income tax rates applicable to individuals and the salary rate and grade of the Optionee; provided, however, that the Applicable Tax Rate shall not exceed the maximum income tax rate imposed on corporations.

             9. The tax offset bonus shall be payable to the Optionee within 15 days following exercise of an Option with respect to which such bonus relates; provided, however, that if the Optionee is an officer, director or 10% or more shareholder of the Company, such bonus shall be payable within 15 days following the date as of which the fair market value of the Common Stock purchased upon exercise of the Option is determined pursuant to Paragraph 8.

             10. The Company may deduct and withhold from any cash otherwise payable to the Optionee upon exercise of any part or all of an Option such amount as may be required for the purpose of satisfying the Company's liability to withhold federal, state or local taxes incurred by reason of the exercise of the Option and payment of such cash. Further, in the event the amount so withheld is insufficient for such purpose the Company may require as a condition precedent to the issuance or transfer of any shares of Stock upon exercise of the Option that the Optionee pay to the Company, upon its demand, or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company to withhold any federal, state or local taxes. If the amount so requested is not so paid or if such arrangements are not made, the Company may refuse to issue or transfer any shares upon exercise of the Option.

             11. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the Optioned Shares shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares and the adjustment shall be limited accordingly. The price of any shares under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. The determination of the Board as to any adjustment shall be final.

             12. The Optioned Shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or in a transaction exempt from the registration provisions of said Act.

             13. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised, the shares shall have been fully paid, and a stock certificate issued therefore.

             14. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

             15. It is understood that nothing herein contained shall be deemed to confer upon the Optionee any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

             16. As a condition of the granting of the Option, the Optionee agrees, for himself and his personal representatives, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

             IN WITNESS WHEREOF, the Company has cause this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Optionee has hereunto affixed his hand and seal as of the day and year first above written.

                                 NORTHLAND CRANBERRIES, INC.



                                 By:  ___________________________________
                                      John Swendrowski, President

                                 Attest: __________________________________


                                 __________________________________________
                                 Optionee